Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate

As of 12/31/2025

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$22.8 Billion	10/2/1995	QREARX	0.895%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments. The remainder of its net assets (targeted to be between 15-25%) will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	1.01%	3.97%	3.97%	-4.86%	1.89%	2.83%	5.28%

The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units, when redeemed, may be worth more or less than their original cost. Current performance may differ from figures shown. For performance current to the most recent month-end, call 800-842-2252. Performance may reflect reimbursements of certain expenses. Absent these reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, a mortality and expense risk charge, and the liquidity guarantee charge, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on December 31, 2015 and redeemed on December 31, 2025.

TIAA Real Estate Account $13,219


$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
12/15
12/17
12/19
12/21
12/23
12/25

The total returns are not adjusted to reflect the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 12/31/25)

	% of Real Estate Investments[3,4]
Industrial	35.8
Apartment	26.8
Office	17.1
Retail	13.1
Other	7.2

Properties by Region (As of 12/31/25)

	% of Real Estate Investments[3]
West	37.4
South	33.9
East	23.2
Midwest	4.7
Foreign	0.8

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a hotel investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 12/31/2025 Continued on next page... 39 1/29/2026 1:03:54 PM 7142 Portfolio Composition (As of 12/31/25) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 66.5% Real Estate Joint Ventures 22.4% Marketable Securities - Other 7.6% Real Estate Operating Business 4.7% Real Estate Funds 3.7% Loans Receivable 3.0% Other (Net Receivable/Liability) -7.9% Top 10 Holdings5 (As of 12/31/25) % of Value of Total Investments6 Simpson Housing Portfolio 3.7% Ontario Industrial Portfolio 3.4% Fashion Show 2.9% Lincoln Centre 2.2% Campus Pointe Consolidation 2.1% Storage Portfolio II 2.1% The Florida Mall 1.9% Dallas Industrial Portfolio 1.8% 1001 Pennsylvania Avenue 1.6% Seavest MOB 1.4% Total 23.1%   Market Recap   Economic Overview and Outlook   Global economic activity remained broadly healthy in 2025, as most major economies proved resilient amidst the general uncertainty throughout the year surrounding the U.S.’ shift in trade policy. Global growth forecasts for 2026 call for continued solid growth, as improved growth conditions in Europe should help offset a gradual slowdown in the U.S. economy and Asia.       In the U.S., the President Trump’s policy agenda continues to shape the economic outlook for the coming year. The administration walked back many of the most damaging tariff measures towards the end of the year, but tariffs remain high relative to the start of 2025 and are likely to put upward pressure on prices in coming months. In addition, the administration’s border crackdown has already altered immigration trends and is likely to affect population and economic growth in the coming year. On the other hand, several tax provisions in the One Big Beautiful Bill Act went into effect at the start of 2026, which should provide some stimulus to U.S. businesses and households.       The U.S. economy slowed in the fourth quarter but remained generally solid, climbing at an estimated 1.7% annualized pace after robust growth in the second and third quarter. Consumer sentiment has slumped in recent months, but spending has held up well and business investment in expanding AI capacity continues to drive growth in the economy overall. The labor market has struggled in recent months, however, driven by federal layoffs and reduced hiring from private employers. The economy shed 67,000 jobs in the fourth quarter, marking the first quarterly decline in the U.S. since the pandemic.       The Federal Reserve continued its rate cutting cycle in the fourth quarter, lowering the target federal funds rate by 25 basis points in both October and December to address weakening conditions in the labor market. Fed officials have signaled that future rate cuts are likely in 2026, but inflation remains stubbornly above the Federal Reserve’s target rate of 2% and tariff impacts are likely to put upward pressure on prices throughout the year. As a result, markets expect that the pace of rate cuts will slow, with 1-2 rates cuts anticipated in 2026. Yields on 10-year Treasuries were essentially unchanged in the fourth quarter, finishing the year at 4.18%.       Economic growth in Europe is poised to accelerate in 2026, as uncertainty surrounding U.S. trade policy begins to subside. Increased business investment is expected throughout the year, as companies that delayed decisions in 2025 are likely to increase capital expenditures now that there is greater clarity. In addition, fiscal policy in the region will be more supportive this year, led by Germany’s plans to increase spending on infrastructure and defense. The European Central Bank (ECB) held interest rates steady throughout the second half of the year. Inflation is trending towards target in most countries in the region, however, and increased imports from China are likely to provide downward pressure on prices in coming quarters, given room for the central bank to resume rates cuts this year if needed to stimulate growth.       In Asia, China’s economy grew 4.5% year-over-year in the fourth quarter of 2025, down from the 4.8% pace in the previous quarter. China’s export sector recorded a record $1.2 trillion surplus in 2025 despite higher tariffs on goods headed to the U.S. However, consumer spending continued to struggle at the end of the year, raising concerns about the pace of growth as the country attempts to shift away from its export and property investment growth model. Both monetary and fiscal policy are expected to be stimulative during the year.       Real Estate Market Conditions and Outlook   Commercial real estate, much like other investment categories, contends with some unpredictability due to expectations of decelerating economic expansion and ongoing shifts in policy direction. That said, property values in the commercial sector already experienced a significant adjustment period spanning from the end of 2022 into the beginning of 2024, primarily triggered by the sharp rise in long- term interest rates during 2022. This previous correction reduces the probability of another substantial drop in valuations and creates a favorable opportunity for those looking to invest as the market enters a fresh expansion phase. The U.S. commercial property market's rebound continued in the fourth

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 12/31/2025 Continued on next page... 39 1/29/2026 1:03:54 PM 7142 quarter, supported by steadying credit conditions and better availability of financing. Furthermore, development activity has been tapering across most property types, which is expected to result in stabilized or improved vacancy and help maintain healthier market conditions for real estate performance.       Preliminary data from Real Capital Analytics shows that U.S. sales volume totaled $153.4 billion in Q4 2025, up 16.3% from the same time last year. This marks the seventh consecutive quarter of year-over- year growth and is the strongest quarter for transaction activity in three years. The rise in transaction activity has brought some stability to property values over the past several quarters. Real estate values rose by 0.9% in the fourth of 2025 and increased 2.3% in 2025 according to Green Street’s Commercial Property Price Index (CPPI). This marks the fifth consecutive quarter of yearly gains following a 21% decline from the peak in early-2022.       The office sector remains challenged but stabilized over the second half of 2025 and is in the early stages of recovery. Net absorption remained positive for a second consecutive quarter, and vacancy fell by 12 basis points over the quarter. Additionally, we see attractive opportunities emerging for high- quality assets. Newer properties have collectively seen improving occupancy since early 2024. Starts are near record lows, leading to virtually no new supply over the mid-term and net negative supply after factoring in demolitions and conversions of obsolete space into other uses. The result will likely be a shortage of high-quality space. Prices bottomed early last year, falling 40% from the peak and have increased by 4.4% since. A supply shortage of quality assets combined with comparatively high going-in yields are starting to drive a compelling relative value opportunity.       Retail fundamentals have shown resilience despite uncertainty pertaining to changing US policy, a slowing economy, and impacts on consumer spending. Vacancy rates modestly increased from historic lows due to store closures that occurred in the first half of 2025, however, the vacancy rate started to improve in the second half of the year on the back of stable leasing activity and fewer move outs. Construction activity remains at historic lows, which provides a buffer for occupancy rates even if demand softens. Leasing continues to be dominated by smaller format, freestanding, or in-line spaces with service-based tenants leading growth. The sector continues to see a performance gap determined by quality and relevance with consumers with Class A and higher-rated malls maintaining strong performance while lower-rated properties struggle. Meanwhile, necessity-based and grocery-anchored retail properties demonstrate defensive characteristics, as grocery spending typically remains relatively inelastic during periods of economic uncertainty.       The U.S. apartment market is transitioning toward a more balanced supply-demand dynamic after a historic wave of new deliveries and absorption. Net absorption in Q4 2025 reached approximately 51,000 units, roughly half the 100,000 units absorbed during the same period in 2024. The pullback in apartment starts will be a secular tailwind for the apartment market over the medium term. As a result of relatively lower new supply in the years ahead, we expect apartment fundamentals to continue to improve. For-sale affordability headwinds will provide a buoy for apartment demand in the medium term, particularly in the form of resident retention.       Industrial fundamentals solidified in the fourth quarter after deteriorating steadily over the past two and a half years, with vacancy in the sector holding steady at 7.4%, according to Costar. Much of the weakness during the middle of 2025 was driven by policy uncertainty surrounding tariff and trade rule changes. Demand growth improved to a three-year high of 64.2M SF at the end of the year, helped by reductions in some of the most damaging tariffs and greater clarity on trade terms between the U.S. and key trading partners. Meanwhile supply growth, which drove much of the vacancy increase in 2023- 2024, has trended lower and new industrial construction starts continue to hover near decade lows. In the near term, we expect demand conditions to be stronger in 2026 than they were in 2025, and the sector still benefits from long term tailwinds from growing e-commerce and supply chain modernization. Consequently, well-located functional industrial space remains an attractive target for investment, well- positioned to outperform as fundamentals continue to stabilize in coming quarters.       The Account returned 1.01% in the fourth quarter of 2025 and 3.97% since December 31, 2024. The Account had slight appreciation in property values in the fourth quarter and property fundamentals remain strong. Future transaction activity will be consistent with the Account’s multi-year strategy of reducing exposure to anticipated underperforming sectors such as traditional office and regional malls

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 12/31/2025 Continued on next page... 39 1/29/2026 1:03:54 PM 7142 and increasing allocations to anticipated outperforming sectors such as housing, industrial, necessity retail and alternatives.   Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6 Real estate fair value is presented gross of debt. Investments in joint ventures are presented at net equity value. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of December 31, 2025, the debt had a fair value of $484.7 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of December 31, 2025, the debt had a fair value of $415.5 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of December 31, 2025, the debt had a fair value of $170.8 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of December 31, 2025, the debt had a fair value of $300.0 million. Seavest MOB is held in a joint venture with TREA SV MOB Venture I, LLC, in which the Account holds a 98.72% interest, and is presented gross of debt. As of December 31, 2025, the debt had a fair value of $89.1 million.   Real estate investment portfolio turnover rate for the Account was 6.9% as of 12/31/2025. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate for the Account was 0.0% as of 12/31/2025. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.   Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.   This material is for informational or educational purposes only and is not fiduciary investment advice, or a securities, investment strategy, or insurance product recommendation. This material does not consider an individual’s own objectives or circumstances which should be the basis of any investment decision. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures.   TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products.   Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.   THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.   A Note About Risks   In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.    The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with contract owner flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.   ©2026 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017   5076935